Exhibit 10.1

 _____, 2020

Motion Acquisition Corp.

c/o Graubard Miller

405 Lexington Avenue

New York, New York 10175

Barclays Capital Inc.

745 7th Avenue

New York, New York 10019

Re:	Initial Public Offering

Gentlemen:

This letter agreement (this “Agreement”) is being delivered to you in accordance with the Underwriting Agreement (the “Underwriting Agreement”) to be entered into by and between Motion Acquisition Corp., a Delaware corporation (the “Company”), and Barclays Capital Inc., as representative (the “Representative”) of the several Underwriters named in Schedule 1 thereto (the “Underwriters”), relating to an underwritten initial public offering (the “IPO”) of the Company’s units (the “Units”), each comprised of one share of the Company’s Class A common stock, par value $0.0001 per share (the “Common Stock”), and one-third of one redeemable warrant, each whole warrant exercisable for one share of Common Stock (each, a “Warrant”). Certain capitalized terms used herein are defined in paragraph 12 hereof.

In order to induce the Company and the Underwriters to enter into the Underwriting Agreement and to proceed with the IPO, and in recognition of the benefit that such IPO will confer upon the undersigned, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the undersigned hereby agrees, severally but not jointly, with the Company as follows:

1. If the Company solicits approval of its stockholders of a Business Combination, the undersigned shall vote all shares of Common Stock and Founders’ Common Stock (including shares of Common Stock issuable upon conversion of shares of Founders’ Common Stock) beneficially owned by him or her, whether acquired before, in, or after the IPO, in favor of such Business Combination.

2. In the event that the Company fails to consummate a Business Combination within the time period set forth in the Company’s Amended and Restated Certificate of Incorporation, as the same may be amended from time to time, the undersigned will, as promptly as possible, cause the Company to (i) cease all operations except for the purpose of winding up, (ii) as promptly as reasonably possible, but not more than 10 business days thereafter, redeem the IPO Shares, at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the Trust Account, including interest earned on the funds held in the Trust Account net of interest released to the Company as permitted pursuant to that certain Investment Management Trust Agreement to be entered into by the Company, divided by the number of then outstanding IPO Shares, which redemption will completely extinguish public stockholders’ rights as stockholders (including the right to receive further liquidating distributions, if any), and (iii) as promptly as reasonably possible following such redemption, subject to the approval of the Company’s remaining stockholders and the Company’s board of directors, dissolve and liquidate, subject in the cases of clauses (ii) and (iii) to the Company’s obligations under Delaware law to provide for claims of creditors and other requirements of applicable law. The undersigned hereby waives any and all right, title, interest or claim of any kind in or to any distribution of the Trust Account (“Claim”) with respect to the shares of Founders’ Common Stock owned by the undersigned and hereby waives any Claim the undersigned may have in the future as a result of, or arising out of, any contracts or agreements with the Company and will not seek recourse against the Trust Account for any reason whatsoever. The undersigned acknowledges and agrees that there will be no distribution from the Trust Account with respect to any Warrants, all of which will terminate on the Company’s liquidation. [In the event of the liquidation of the Trust Account upon the failure of the Company to consummate its initial Business Combination within the time period set forth in the Company’s Amended and Restated Certificate of Incorporation, as the same may be amended from time to time, the undersigned agrees to indemnify and hold harmless the Company against any and all loss, liability, claim, damage and expense whatsoever (including, but not limited to, any and all legal or other expenses reasonably incurred in investigating, preparing or defending against any litigation, whether pending or threatened) to which the Company may become subject as a result of any claim by (i) any third party for services rendered or products sold to the Company or (ii) any prospective target business with which the Company has discussed entering into a transaction agreement (a “Target”); provided, however, that such indemnification of the Company by the undersigned (x) shall apply only to the extent necessary to ensure that such claims by a third party for services rendered or products sold to the Company or a Target do not reduce the amount of funds in the Trust Account to below (i) $10.00 per IPO Share or (ii) such lesser amount per IPO Share held in the Trust Account as of the date of the liquidation of the Trust Account due to reductions in the value of the trust assets, in each case net of the amount of interest which may be withdrawn to pay taxes, (y) shall not apply to any claims by a third party or Target who executed a waiver of any and all rights to the monies held in the Trust Account (whether or not such waiver is enforceable) and (z) shall not apply to any claims under the Company’s indemnity of the Underwriters against certain liabilities, including liabilities under the Securities Act of 1933, as amended.] 1

[1]	Applies only to sponsor.

3. The undersigned acknowledges and agrees that prior to entering into a Business Combination with a target business that is affiliated with any Insiders of the Company or any of their affiliates, such transaction must be approved by a majority of the Company’s disinterested independent directors and the Company must obtain an opinion from an independent investment banking firm, or another independent entity that commonly renders valuation opinions, that such Business Combination is fair to the Company (and/or its stockholders) from a financial point of view.

4. None of the undersigned, any family member of the undersigned, or any affiliate of the undersigned will be entitled to receive and will not accept any compensation or other cash payment prior to, or for services rendered in order to effectuate, the consummation of the Business Combination; provided that the Company shall be allowed to make the payments set forth in the Registration Statement under the caption “Prospectus Summary – The Offering – Limited payments to insiders.”

5. (a) In order to minimize potential conflicts of interest that may arise from multiple business affiliations, the undersigned hereby agrees that until the earliest of the Company’s initial Business Combination or liquidation, the undersigned shall present to the Company for its consideration, prior to presentation to any other entity, any suitable target business, subject to any  fiduciary or contractual obligations the undersigned might have.

(b) The undersigned has agreed not to participate in the formation of, or become an officer or director of, any other special purpose acquisition company which has publicly filed a registration statement with the SEC until the Company has entered into a definitive agreement regarding an initial Business Combination or the Company has failed to complete an initial Business Combination within the time period required by the Company’s Amended and Restated Certificate of Incorporation, as the same may be amended from time to time.2

(c) The undersigned hereby agrees and acknowledges that (i) each of the Underwriters and the Company may be irreparably injured in the event of a breach of any of the obligations contained in this Agreement, (ii) monetary damages may not be an adequate remedy for such breach and (iii) the non-breaching party shall be entitled to injunctive relief, in addition to any other remedy that such party may have in law or in equity, in the event of such breach.

6. (a) The undersigned agrees that the shares of Founders’ Common Stock may not be transferred, assigned or sold (except to the permitted transferees expressly described in the Registration Statement under “Principal Shareholders—Restrictions on Transfers of Founder Shares and Private Placement Warrants”; provided that in the case of clauses (a) through (h) thereof, such permitted transferees enter into a written agreement with the Company agreeing to be bound by the transfer restrictions and the other restrictions contained in this Agreement and by the same agreements entered into by the Company’s initial stockholders with respect to such securities (including provisions relating to voting, the Trust Account and liquidation distributions described in the Registration Statement)) until the earlier to occur of: (1) one year after the consummation of a Business Combination and (2) subsequent to a Business Combination, (x) the date on which the Company completes a liquidation, merger, share exchange or other similar transaction that results in all of its shareholders having the right to exchange their shares of Common Stock for cash, securities or other property, or (y) if the last reported sale price of the Common Stock equals or exceeds $12.00 per share (as adjusted for stock splits, stock dividends, reorganizations, recapitalizations and the like) for any 20 trading days within any 30-trading day period commencing at least 150 days after the Company’s initial Business Combination.

[2]	Applies only to officers.

(b) The undersigned will not, during the period commencing on the effective date of the Underwriting Agreement and ending 180 days after such date, without the prior written consent of the Representative, (i) offer, sell, contract or agree to sell, hypothecate, pledge, hedge or otherwise dispose of (or enter into any transaction that is designed to, or might reasonably be expected to, result in the disposition (whether by actual disposition or effective economic disposition due to cash settlement or otherwise) by the undersigned or any affiliate of the undersigned or any person in privity with the undersigned or any affiliate of the undersigned), directly or indirectly, including the filing (or participation in the filing) of a registration statement with the Securities and Exchange Commission in respect of, or establish or increase a put equivalent position or liquidate or decrease a call equivalent position within the meaning of Section 16 of the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Securities and Exchange Commission promulgated thereunder with respect to, any Units, shares of Common Stock, Founders’ Common Stock or Warrants or any securities convertible into, or exercisable, or exchangeable for, shares of Common Stock owned by it, him or her, (ii) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of any Units, shares of Common Stock, Founders’ Common Stock, Warrants or any securities convertible into, or exercisable, or exchangeable for, shares of Common Stock owned by it, him or her, whether any such transaction is to be settled by delivery of such securities, in cash or otherwise, or (iii) publicly announce any intention to effect any transaction, including the filing of a registration statement, specified in clause (i) or (ii).

(c) [The undersigned agrees that until 30 days after the Company consummates a Business Combination, the undersigned’s Private Warrants will not be transferable (except to the permitted transferees expressly described in the Registration Statement under “Principal Shareholders—Restrictions on Transfers of Founder Shares and Private Placement Warrants”; provided that in the case of clauses (a) through (h) thereof, such permitted transferees enter into a written agreement with the Company agreeing to be bound by the transfer restrictions and the other restrictions contained in this Agreement and by the same agreements entered into by the Company’s initial stockholders with respect to such securities (including provisions relating to voting, the Trust Account and liquidation distributions described in the Registration Statement)).] 3

7. The undersigned agrees to be an Officer and/or Director of the Company until the earlier of the consummation by the Company of a Business Combination and the liquidation of the Company, or his or her removal, death or incapacity. In the event of the removal or resignation of the undersigned as a director or officer (as applicable), the undersigned agrees that he or she will not, prior to the completion of the Business Combination, without the prior express written consent of the Company, (i) use for the benefit of the undersigned or to the detriment of the Company or (ii) disclose to any third party (unless required by law or governmental authority), any information regarding a potential target of the Company that is not generally known by persons outside of the Company, the Sponsor, or their respective affiliates. The undersigned’s biographical information previously furnished to the Company and the Representative is true and accurate in all respects and does not omit any material information with respect to the undersigned’s background and contains all of the information required to be disclosed pursuant to Item 401 of Regulation S-K, promulgated under the Securities Act of 1933, as amended. The undersigned’s FINRA Questionnaire previously furnished to the Company and the Representative is true and accurate in all respects. The undersigned represents and warrants that:

(a)	he/she has never had a petition under the federal bankruptcy laws or any state insolvency law been filed by or against (i) him/her or any partnership in which he/she was a general partner at or within two years before the time of filing; or (ii) any corporation or business association of which he/she was an executive officer at or within two years before the time of such filing;

(b)	he/she has never had a receiver, fiscal agent or similar officer been appointed by a court for his/her business or property, or any such partnership;

(c)	he/she has never been convicted of fraud in a civil or criminal proceeding;

[3]	Applies only to sponsor.

(d)	he/she has never been convicted in a criminal proceeding or named the subject of a pending criminal proceeding (excluding traffic violations and minor offenses);

(e)	he/she has never been the subject of any order, judgment or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining or otherwise limiting him/her from (i) acting as a futures commission merchant, introducing broker, commodity trading advisor, commodity pool operator, floor broker, leverage transaction merchant, any other person regulated by the Commodity Futures Trading Commission (“CFTC”) or an associated person of any of the foregoing, or as an investment adviser, underwriter, broker or dealer in securities, or as an affiliated person, director or employee of any investment company, bank, savings and loan association or insurance company, or from engaging in or continuing any conduct or practice in connection with any such activity; or (ii) engaging in any type of business practice; or (iii) engaging in any activity in connection with the purchase or sale of any security or commodity or in connection with any violation of federal or state securities or federal commodities laws;

(f)	he/she has never been the subject of any order, judgment or decree, not subsequently reversed, suspended or vacated, of any federal or state authority barring, suspending or otherwise limiting for more than 60 days your right to engage in any activity described in 9(e)(i) above, or to be associated with persons engaged in any such activity;

(g)	he/she has never been found by a court of competent jurisdiction in a civil action or by the SEC to have violated any federal or state securities law, where the judgment in such civil action or finding by the SEC has not been subsequently reversed, suspended or vacated;

(h)	he/she has never been found by a court of competent jurisdiction in a civil action or by the CFTC to have violated any federal commodities law, where the judgment in such civil action or finding by the CFTC has not been subsequently reversed, suspended or vacated;

(i)	he/she has never been the subject of, or a party to, any Federal or State judicial or administrative order, judgment, decree or finding, not subsequently reversed, suspended or vacated, relating to an alleged violation of (i) any Federal or State securities or commodities law or regulation, (ii) any law or regulation respecting financial institutions or insurance companies including, but not limited to, a temporary or permanent injunction, order of disgorgement or restitution, civil money penalty or temporary or permanent cease-and desist order, or removal or prohibition order or (iii) any law or regulation prohibiting mail or wire fraud or fraud in connection with any business entity;

(j)	he/she has never been the subject of, or party to, any sanction or order, not subsequently reversed, suspended or vacated, or any self-regulatory organization, any registered entity, or any equivalent exchange, association, entity or organization that has disciplinary authority over its members or persons associated with a member;

(k)	he/she has never been convicted of any felony or misdemeanor: (i) in connection with the purchase or sale of any security; (ii) involving the making of any false filing with the SEC; or (iii) arising out of the conduct of the business of an underwriter, broker, dealer, municipal securities dealer, investment advisor or paid solicitor of purchasers of securities;

(l)	he/she was never subject to a final order of a state securities commission (or an agency of officer of a state performing like functions); a state authority that supervises or examines banks, savings associations, or credit unions; a state insurance commission (or an agency or officer of a state performing like functions); an appropriate federal banking agency; the Commodity Futures Trading Commission; or the National Credit Union Administration that is based on a violation of any law or regulation that prohibits fraudulent, manipulative, or deceptive conduct;

(m)	he/she has never been subject to any order, judgment or decree of any court of competent jurisdiction, that, at the time of such sale, restrained or enjoined him/her from engaging or continuing to engage in any conduct or practice: (i) in connection with the purchase or sale of any security; (ii) involving the making of any false filing with the SEC; or (iii) arising out of the conduct of the business of an underwriter, broker, dealer, municipal securities dealer, investment adviser or paid solicitor of purchasers of securities;

(n)	he/she has never been subject to any order of the SEC that orders him/her to cease and desist from committing or causing a future violation of: (i) any scienter-based anti-fraud provision of the federal securities laws, including, but not limited to, Section 17(a)(1) of the Securities Act, Section 10(b) of the Exchange Act and Rule 10b-5 thereunder, and Section 206(1) of the Advisers Act or any other rule or regulation thereunder; or (ii) Section 5 of the Securities Act;

(o)	he/she has never been named as an underwriter in any registration statement or Regulation A offering statement filed with the SEC that was the subject of a refusal order, stop order, or order suspending the Regulation A exemption, or is, currently, the subject of an investigation or proceeding to determine whether a stop order or suspension order should be issued;

(p)	he/she has never been subject to a United States Postal Service false representation order, or is currently subject to a temporary restraining order or preliminary injunction with respect to conduct alleged by the United States Postal Service to constitute a scheme or device for obtaining money or property through the mail by means of false representations;

(q)	he/she is not subject to a final order of a state securities commission (or an agency of officer of a state performing like functions); a state authority that supervises or examines banks, savings associations, or credit unions; a state insurance commission (or an agency or officer of a state performing like functions); an appropriate federal banking agency; the Commodity Futures Trading Commission; or the National Credit Union Administration that bars the undersigned from: (i) association with an entity regulated by such commission, authority, agency or officer; (ii) engaging in the business of securities, insurance or banking; or (iii) engaging in savings association or credit union activities;

(r)	he/she is not subject to an order of the SEC entered pursuant to section 15(b) or 15B(c) of the Exchange Act or section 203(e) or 203(f) of the Investment Advisers Act of 1940 that: (i) suspends or revokes the undersigned’s registration as a broker, dealer, municipal securities dealer or investment adviser; (ii) places limitations on the activities, functions or operations of, or imposes civil money penalties on, such person; or (iii) bars the undersigned from being associated with any entity or from participating in the offering of any penny stock; and

(s)	he/she has never been suspended or expelled from membership in, or suspended or barred from association with a member of, a securities self-regulatory organization (e.g., a registered national securities exchange or a registered national or affiliated securities association) for any act or omission to act constituting conduct inconsistent with just and equitable principles of trade.

8. The undersigned has full right and power, without violating any agreement by which he or she is bound, to enter into this Agreement and to serve as an Officer and/or Director of the Company.

9. The undersigned hereby waives any right to exercise redemption rights with respect to any shares of the Company’s Common Stock owned or to be owned by the undersigned, directly or indirectly (or to sell such shares to the Company in a tender offer), whether such shares are shares of Founders’ Common Stock or shares purchased by the undersigned in the IPO or in the aftermarket, and agrees that he/she will not seek redemption with respect to such shares in connection with any vote to approve a Business Combination or an Amendment (as defined below) (or sell such shares to the Company in a tender offer in connection with such a Business Combination or Amendment).

10. The undersigned hereby agrees to not propose, or vote in favor of, an amendment (an “Amendment”) to the Company’s Amended and Restated Certificate of Incorporation (A) to modify the substance or timing of the Company’s obligation to allow redemption in connection with its initial Business Combination or an Amendment or to redeem 100% of the IPO Shares if the Company does not complete its initial Business Combination within the time period set forth in the Company’s Amended and Restated Certificate of Incorporation or (B) with respect to any other provision relating to stockholders’ rights or pre-initial business combination activity, unless the Company provides public stockholders with the opportunity to redeem their IPO Shares upon such approval in accordance with its Amended and Restated Certificate of Incorporation.

11. This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of New York, without giving effect to conflicts of law principles that would result in the application of the substantive laws of another jurisdiction. The undersigned hereby (i) agrees that any action, proceeding or claim against him/her arising out of or relating in any way to this Agreement (a “Proceeding”) shall be brought and enforced in the courts of the State of New York of the United States of America for the Southern District of New York, and irrevocably submits to such jurisdiction, which jurisdiction shall be exclusive and (ii) waives any objection to such exclusive jurisdiction and that such courts represent an inconvenient forum. If for any reason such agent is unable to act as such, the undersigned will promptly notify the Company and the Representative and appoint a substitute agent acceptable to each of the Company and the Representative within 30 days and nothing in this Agreement will affect the right of either party to serve process in any other manner permitted by law.

12. As used herein, (i) a “Business Combination” means a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or other similar business combination with one or more businesses or entities; (ii) “Insiders” means the Sponsor and all officers, directors, stockholders and of the Company immediately prior to the IPO; (iii) “Founders’ Common Stock” means shares of Class B Common Stock, par value $0.0001 per share, of the Company acquired by an Insider prior to the IPO; (iv) “IPO Shares” means the shares of Common Stock issued as part of the Units in the Company’s IPO; (v) “Private Warrants” means the warrants that are being sold privately by the Company simultaneously with the consummation of the IPO; (vi) “Trust Account” means the trust account into which a portion of the net proceeds of the Company’s IPO and sale of private placement warrants will be deposited; (vii) “Registration Statement” means the Company’s registration statement on Form S-1 (SEC File No. 333-249061) filed with the Securities and Exchange Commission, as amended; and (viii) “Sponsor” means Motion Acquisition LLC, a Delaware limited liability company of which the Company’s executive officers are the managing members.

13. This Agreement constitutes the entire agreement and understanding of the parties hereto in respect of the subject matter hereof and supersedes all prior understandings, agreements, or representations by or among the parties hereto, written or oral, to the extent they relate in any way to the subject matter hereof or the transactions contemplated hereby. This Agreement may not be changed, amended, modified or waived (other than to correct a typographical error) as to any particular provision, except by a written instrument executed by all parties hereto.

14. The undersigned acknowledges and understands that the Underwriters and the Company will rely upon the agreements, representations and warranties set forth herein in proceeding with the IPO. Nothing contained herein shall be deemed to render any of the Underwriters a representative of, or a fiduciary with respect to, the Company, its stockholders or any creditor or vendor of the Company with respect to the subject matter hereof.

15. This Agreement shall be binding on the undersigned and such person’s respective successors, heirs, personal representatives and assigns. This Agreement shall terminate on the earlier of (i) the liquidation of the Trust Account because the Company has not consummated a Business Combination within the time allowed pursuant to the Company’s Amended and Restated Certificate of Incorporation, as the same may be amended from time to time, and (ii) the expiration of the transfer restrictions on the Founders’ Common Stock contained in Section 6 hereof; provided, that such termination shall not relieve the undersigned from liability for any breach of this Agreement prior to its termination.

16. This Agreement may be executed in any number of original or facsimile counterparts and each of such counterparts shall for all purposes be deemed to be an original, and all such counterparts shall together constitute but one and the same instrument.

17. This Agreement shall be deemed severable, and the invalidity or unenforceability of any term or provision hereof shall not affect the validity or enforceability of this Agreement or of any other term or provision hereof. Furthermore, in lieu of any such invalid or unenforceable term or provision, the parties hereto intend that there shall be added as a part of this Agreement a provision as similar in terms to such invalid or unenforceable provision as may be possible and be valid and enforceable.

[Signature Page Follows]

Print Name of Insider

Signature

Acknowledged and Agreed:

MOTION ACQUISITION CORP.

By:
Name: Michael Burdiek
Title: Chief Executive Officer

[Insider Letter Signature Page]